Calculation of Filing Fee Tables
S-4
HAWTHORN BANCSHARES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $1.00 par value per share	Other	189,584	$ 118.09	$ 22,387,974.56	0.0001381	$ 3,091.78
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 22,387,974.56		$ 3,091.78
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,091.78
Offering Note
[1]	1.a Represents the maximum number of shares of Hawthorn Bancshares, Inc. ("HBI") common stock, par value $1.00 per share ("HBI common stock") to be issuable upon completion of the merger described herein. This number is based on the number in the Agreement and Plan of Reorganization by and among HBI, Hawthorn Holdco, Inc. and FSC Bancshares, Inc ("FBI"). 1.b Pursuant to Rules 457(c) and 457(f) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of: (A) 189,584 (the maximum possible number of shares of FBI common stock which may be cancelled and exchanged in the merger), and (B) $118.09 (the book value of FBI common stock as of March 31, 2026, the latest practicable date prior to the date of the filing of this registration statement). 1.c Computed in accordance with Rule 457(f) under the Securities Act to be $3,091.78, which is equal to 0.00013810 multiplied by the proposed maximum aggregate offering price of $22,387,974.56.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date